                                                                   Exhibit 10.28

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made and entered into this 6th day of November, 1996, by and between KENT CONSULTING GROUP, INC., a California corporation ("Employer"), and LES KENT ("Employee"), a resident of California.

                                  WITNESSETH:
                                  -----------

     WHEREAS, Employer desires to employ Employee on a full-time and exclusive basis and Employee is willing to serve on a full-time and exclusive basis, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

     Section 1. Employment.  Subject to the terms and conditions of this
     ---------- ----------
Agreement, Employer agrees to employ Employee as President of Employer, and Employee accepts such employment. Employee will diligently and faithfully and in conformity with the directions of the Board of Directors of Employer perform the duties of his employment hereunder, and he will devote his best efforts and attention on a full-time basis to the performance of said duties.

     Section 2. Employment Period.  The term of Employee's employment hereunder
     ---------  ---------- ------
shall commence on the date hereof and shall continue until December 31, 1999, unless sooner terminated in accordance with the terms of this Section 2 ("Employment Period"). The Employment Period shall terminate upon (i) Employee's death or, unless waived by Employer, his disability, either physical or mental (as determined by Employer's physician) which may reasonably be anticipated to render him unable, for a period of at least three (3) months, effectively to perform the obligations, duties and responsibilities of Employee's employment with Employer; or (ii) the termination of Employee's employment by the Board of Directors with cause (as hereinafter defined); or
(iii) the passage of thirty (30) days from the date of delivery by either party to the other of his or its election to terminate this Agreement. As used herein, "cause" shall mean (i) dishonest, fraudulent or illegal conduct; (ii) misappropriation of Employer funds; (iii) conviction of a felony; (iv) excessive use of alcohol, (v) use of controlled substances or other addictive behavior; (vi) unethical business conduct; (vii) breach of any statutory or common law duty of loyalty to Employer; and (viii) action by Employee which is prejudicial or injurious to the business or goodwill of Employer or a material breach of this Agreement.

     Section 3. Employment Compensation and Other Benefits.
     ---------  ------------------------------------------

     (a)  Salary. For services performed by Employee during the Employment
          ------
Period, Employer will pay to Employee a base salary of One Hundred Twenty Thousand Dollars ($120,000) per annum, payable in equal monthly installments of $10,000, prorated for any partial period of employment.

     (b)  Benefits.  During the Employment Period, Employee will be entitled to
          --------
such Benefits as are available to other employees of Employer generally.

     (c)  Business Expenses.  Employer will reimburse Employee for reasonable
          -----------------
out-of-pocket expenses incurred by him, in accordance with Employer's policies as in effect from time to time, for entertainment, travel, lodging and similar items in connection with the business of Employer, provided that Employee properly accounts for and promptly submits appropriate supporting documentation with respect to all such expenses.


                                                                    Exh. 10.28-A

     (d)  Incentive Bonus.  If Operating Income exceeds (i) $1,400,000 in
          ---------------
calendar year 1997, (ii) $1,820,000 in calendar year 1998, and (iii) $2,366,000 in calendar year 1999, Employee shall be entitled to receive, in addition to his base salary, an incentive bonus ("Incentive Bonus") for each calendar year in which the applicable target is met, in an amount equal to eighteen percent (18%) of Employer's Operating Income for such calendar year. As used herein, the term "Operating Income" has the meaning ascribed thereto in that certain Merger Agreement dated August 16, 1996, by and among Kent Consulting, Inc., Employee, Allin Communications Corporation and Kent Acquisition Corporation (the "Merger Agreement"); provided, however, that in determining Operating Income for purposes of calculating the Incentive Bonus, the Incentive Bonus determined pursuant to this Section 3(d) shall not be deducted from gross income. Each Incentive Bonus will be paid to Employee within fifteen (15) days after completion of the annual audit by independent certified public accountants for Employer. If Employee's employment is terminated without cause prior to December 31 in any calendar year Employee shall be entitled to receive a pro rata portion of the Incentive Bonus based on the programs completed on or prior to his last day of employment hereunder. If Employee's employment is terminated prior to December 31 of a calendar year by Employer for cause or at Employee's election, Employee shall not be entitled to receive any portion of the Incentive Bonus for that year.

     Employee recognizes that any Incentive Bonus to which Employee may be entitled hereunder while not deducted from gross income for purposes of determining the Incentive Bonus, will be included as an expense, and deducted from gross income in calculating Operating Income for purposes of determining whether a Promissory Note reduction is required under the Merger Agreement. Therefore, Employee shall have the option of waiving any Incentive Bonus to which he would otherwise be entitled hereunder, in order (a) to increase the amount of Operating Income determined pursuant to the Merger Agreement, and (b) decrease the amount of the Promissory Note reduction.

     (e)  Severance Pay.  If Employee's employment is terminated for any reason
          -------------
other than with cause or at Employee's election, during the Employment Period, Employee shall receive a severance payment of Two Hundred Thousand Dollars ($200,000), payable over the course of one (1) year, in equal monthly installments of $16,666.66. If Employee's employment is terminated with cause or at Employee's election, Employee shall not be entitled to any severance payment.

     (f)  Car.  Employer shall pay to or for the benefit of Employee a monthly
          ---
amount equal to the lesser of (a) $600 or (b) the actual monthly lease payment or car loan payment incurred in connection with Employee's use of a car on Employer's business. The parties acknowledge that initially Employer will, in satisfaction of the foregoing obligation, pay $600 per month to Jackie McMullen for the lease of a 1990 Lexus 400.

     Section 4.  Conditions of Employment.  As conditions of his employment and
     ---------   ------------------------
in consideration of his employment, Employee covenants and agrees as follows:

     (a) that, during the Employment Period, he will devote his full time, services and attention and best efforts to the performance of his duties and to the promotion of the business and interests of Employer;

     (b) that, during the Employment Period, and for a period of two (2) years thereafter, he will not, without the prior written consent of the Board of Directors of Employer, directly or indirectly, as a stockholder (except as a stockholder owning beneficially or of record less than five percent (5%) of the outstanding shares of any class of stock of any issuer listed on a national securities exchange), or as an officer, director, manager, member, employee, partner, joint venturer, proprietor or otherwise, engage in, become interested in, consult with, lend to or borrow from, advise or negotiate for or on behalf of, any business which is of the type in which Employer or any affiliate or subsidiary of Employer engages during the Employment Period; provided that the prohibition contained in this subsection 4(b) shall not apply to any business in which Employer was engaged during the Employment Period if, during the two year period thereafter, Employer permanently ceases to be engaged in such business; further provided that if Allin Communications Corporation defaults in the payment of amounts due

                                                                    Exh. 10.28-B
to Employee under the Promissory Note described in Section 2.1 of the Merger Agreement, and Employee is no longer employed by Employer at the time that such default occurs, Employee shall be released from the provisions of this Section 4(b);

     (c) that, during the Employment Period, and for a period of two (2) years thereafter, he will not solicit any customer of Employer or any customer of any affiliate or subsidiary of Employer, directly or indirectly, for the purpose of enticing such customers to do business with anyone other than Employer;

     (d) that, during the Employment Period, and for a period of two (2) years thereafter, he will not solicit (or employ or cause to be employed other than by Employer) other employees of Employer or any affiliate or subsidiary of Employer, directly or indirectly, for the purpose of enticing them to leave their employment with Employer or any affiliate or subsidiary of Employer;

     (e) that, during the Employment Period and for a period of two (2) years thereafter, he will not request or advise any individual or entity which is a supplier or vendor of Employer at any time during the Employment Period, to withdraw, curtail or cancel any such supplier's or vendor's business with Employer;

     (f) that, during the Employment Period and for a period of two (2) years thereafter, he will make full and complete disclosure of the existence of this Agreement and the content of this Section 4 to all prospective employers with whom he may discuss possible employment;

     (g) that, he will refrain from directly or indirectly disclosing, making available or using or causing to be used in any manner whatsoever, any information of Employer of a proprietary or confidential nature (including, without limitation, information regarding inventions, processes, formulas, systems, plans, programs, studies, techniques, "know-how," trade secrets, income or earnings, tax data, customer lists and contracts to which Employer is a party, but excluding any such information which may be in the public domain through proper means) and, upon termination of his employment, such information, to the extent that it has been reduced to writing (including any and all copies thereof), together with all copies of all forms, documents and materials of every kind, whether confidential or otherwise, shall forthwith be returned to the Employer and shall not be retained by Employee or furnished to any third party, either by sample, facsimile or by verbal communication;

     (h) that, he will refrain from any disparagement, direct or indirect, through innuendo or otherwise, of Employer or any of its employees, agents, officers, directors, shareholders or affiliates;

     (i) that, during the Employment Period, he will not, without the prior written consent in each case of the Board of Directors of Employer: (i) participate actively in any other business interests or investments which would conflict with his responsibilities under this Agreement, or (ii) borrow money from, or lend to, customers (except those commercial institutions whose business it is to lend money) or individuals or firms from which Employer or any affiliate or subsidiary of Employer buys services, materials, equipment or supplies, or with whom Employer or any affiliate or subsidiary of Employer does business;

     (j) that, during the Employment Period, he will not, without the prior written consent of the Board of Directors of Employer: (i) exchange goods, products or services of Employer in return for goods, products or services of any individual or firm (ii) accept gifts or favors from any outside organization or agency which, individually or collectively, may cause undue influence in his selection of goods, products or services for Employer;

     (k) that, after the termination of his employment, he will not secure, or attempt to secure, from any employee or former employee of Employer or any affiliate or subsidiary of Employer, any information relating to Employer or any affiliate subsidiary of Employer or their business operations; and


                                                                    Exh. 10.28-C

     (l) that he will promptly and voluntarily advise the Board of Directors of Employer of any activities which might result in a conflict of interest with his duties to Employer hereunder, and, further, will make such other and further disclosures Employer may reasonably request from time to time.

     Employee represents and warrants to Employer that, notwithstanding the operation of the covenants contained in this Section 4, upon the termination of his employment hereunder, Employee will be able to obtain employment for the purpose of earning a livelihood.

     Section 5. Injunctive Relief.  Because the services to be performed by
     ---------  -----------------
Employee hereunder are of a special, unique, unusual, confidential, extraordinary and intellectual character which character renders such services unique and because Employee will acquire by reason of his employment and association with Employer an extensive knowledge of Employer's trade secrets, customers, procedures, and other confidential information, the parties hereto recognize and acknowledge that, in the event of a breach or threat of breach by Employee of any of the terms and provisions contained in Section 4 or Section 7 of this Agreement, monetary damages alone to Employer would not be an adequate remedy for a breach of any of such terms and provisions. Therefore, it is agreed that in the event of a breach or threat of a breach of any of the provisions of Section 4 or Section 7 of this Agreement by Employee, Employer shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee, as well as any third parties including successor employers of Employee whose joinder may be necessary to effect full and complete relief, from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties to such injunction or order regarding this Agreement have been finally resolved. Employee hereby agrees to pay all costs of suit incurred by Employer, including but not limited to reasonable attorneys' fees, in obtaining any such injunction or order. Employee hereby waives any right he may have to require Employer to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Employer, its officers, directors, employees and agents from and waives any claim for damages against them which he might have with respect to Employer obtaining in good faith any injunction or restraining order pursuant to this Agreement.

     Section 6. Absence of Restrictions.  Employee hereby represents and
     ---------  -----------------------
warrants that he has full power, authority and legal right to enter into this Agreement and to carry out his obligations and duties hereunder and that the execution, delivery and performance by Employee of this Agreement will not violate or conflict with, or constitute a default under, any agreements or other understandings to which Employee is a party or by which he may be bound or affected, including, but not limited to, any order, judgment or decree of any court or governmental agency.

     Section 7. Patents and Inventions.  Employee will promptly submit to
     ---------  ----------------------
Employer written disclosures of all inventions, improvements, discoveries and new ideas, relating to Employer's business, whether or not patentable (hereinafter called "Inventions"), which are made or conceived by Employee, alone or jointly with others, during the Employment Period. Title to all such Inventions that shall be within the existing or contemplated scope of Employer's business at the time such Inventions are made or conceived or which result from or are suggested by any work Employee or others may do for or on behalf of Employer, together with such patent, patents or other legal protection as may be obtained thereon in the United States of America and all foreign countries, shall belong to Employer. Employee will assign any rights or interest in such title to Employer, and upon the request of Employer, will at any time during the Employment Period and after termination of Employee's employment for any reason, execute all proper papers for use in applying for, obtaining, maintaining and enforcing such patents or other legal protection as Employer may desire and will execute and deliver all proper assignments thereof, when so requested, without remuneration but at the expense of Employer.



                                                                    Exh. 10.28-D

     Section 8.  General.
     ---------   -------

     (a)  Interpretation.  If the provisions of Section 4 of this Agreement
          --------------
should be held to be invalid, illegal or unenforceable by a court of competent jurisdiction because of the time limitation or geographical area therein provided, such provisions shall nevertheless be effective and enforceable for such period of time and/or such geographical area as may be held to be reasonable by such court. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement, and any such invalidity, illegality or unenforceability shall not, of itself, affect the validity, legality or enforceability of such provision in any other jurisdiction.

     (b)  Notices.  In any case where any notice or other communication is to be
          -------
given or made pursuant to any provision of this Agreement, such notice or communication shall be deemed to be delivered when actually received on the date specified in the return receipt for a notice or communication mailed by registered or certified mail, postage prepaid, addressed as follows:

          If to Employer:
          ---------------

          c/o Allin Communications Corporation
          300 Greentree Commons
          381 Mansfield Ave.
          Pittsburgh, PA 15220

          Attention:   Mr. Richard W. Talarico

          with copies to:

          Bryan D. Rosenberger, Esq.
          Eckert Seamans Cherin & Mellott
          600 Grant Street, 42nd Floor
          Pittsburgh, PA 15219

          If to Employee:
          ---------------

          Mr. Les Kent
          Kent Consulting Group, Inc.
          2235 Melvin Road
          Oakland, CA 94602

or such other address or addresses as any party may specify by notice to the other party given as herein provided.

     (c)  Headings.  The headings in this Agreement are inserted for convenience
          --------
and identification and in no way describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     (d) No Presumption on Interpretation.  Nothing herein shall be construed
         --------------------------------
more strongly against or more favorably toward either party by reason of either party having drafted this Agreement or any portion hereof.

     (e)  Binding Effect.  This Agreement shall be binding upon, and inure to
          --------------
the benefit of, the parties hereto and their respective heirs, beneficiaries, executors, administrators, personal representatives, successors and permissible assigns.

     (f)  Interpretation.  This Agreement constitutes and contains the entire
          --------------
Agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements, if any, understandings and negotiations relating thereto. No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by any party hereto.

                                                                    Exh. 10.28-E

     (g)  Waivers, Modification.  This Agreement, or any provision hereof, may
          ---------------------
be amended, supplemented or modified only by a writing signed by both parties and may be waived only by a writing signed by the party to be bound thereby. A written waiver of any provision shall be valid only in the instance for which given and shall not be deemed to be a continuing waiver or construed as a waiver of any other provisions.

     (h)  Governing Law.  This Agreement shall be construed in accordance with
          -------------
and governed in all respects by the laws of the State of California (without giving effect to the conflicts of laws provisions thereof).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       KENT CONSULTING GROUP, INC.

                                       By: /s/ Richard W. Talarico
                                       Its: Chairman and CEO
                                       Date: November 6, 1996

                                       Les Kent
WITNESS:

/s/ Jackie McMullen                    By: /s/ Les D. Kent
                                       Date: November 6, 1996



                                                                    Exh. 10.28-F